UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2013

SP Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34933	27-3347359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5224 West Plano Parkway Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 931-5311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

On September 6, 2013, SP Bancorp, Inc. (the “Company”) received notice from the Office of the Comptroller of the Currency (the “OCC”) of the approval of an amendment to the bylaws of SharePlus Federal Bank (the “Bank”), the sole banking subsidiary of the Company, pursuant to which the Board of Directors of the Bank (the “Bank Board”) was increased from nine directors to ten directors (the “Bank Bylaw Amendment”), which approval was effective September 3, 2013. As previously reported in the Current Report on Form 8-K filed by the Company on September 5, 2013, Randy Sloan’s appointment to the Board of Directors of the Company (the “Board”) was contingent on the OCC’s approval of the Bank Bylaw Amendment. At this time, Mr. Sloan has not been appointed to serve on any committee of the Board. As previously reported, Mr. Sloan will also serve on the Bank Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP Bancorp, Inc.
(Registrant)

September 11, 2013	/s/ Suzanne C. Salls
(Date)	Suzanne C. Salls
Executive Vice President and Chief Financial Officer